EXHIBIT 6


                             SECURED PROMISSORY NOTE

       THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER

       THE SECURITIES ACT OF 1933, AS AMENDED,  OR THE SECURITIES LAW OF

       ANY STATE AND MAY NOT BE SOLD,  TRANSFERRED OR OTHERWISE DISPOSED

       OF EXCEPT PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT UNDER

       SUCH ACT AND APPLICABLE  STATE  SECURITIES LAWS OR PURSUANT TO AN

       APPLICABLE  EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF SUCH

       ACT AND SUCH LAWS.


$655,000.00                                                        June 16, 2003

                                                                    New York, NY


     FOR VALUE RECEIVED,  the receipt of which is hereby  acknowledged,  BIOVEST

INTERNATIONAL,  INC., a Delaware corporation having its corporate office at 8500

Evergreen Blvd., Minneapolis MN 55433 (the "Company"), hereby promises to pay to the order of Othon Mourkakos,  having an address at 71 Essex Drive, Tenafly N.J.

07670  ("Holder"),  or such other address as Holder may notify the Company,  the principal sum of $655,000.00 (the "Principal"),  together with interest thereon,

as follows:

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1.   Accrual of Interest.  Interest shall accrue on the  outstanding  balance of

     Principal  from the date of execution of this Note and from time to time at the rate of seven percent (7%) per annum.  No payment of interest  shall be due until maturity.

2.   Maturity. The Principal amount due under this Note shall become immediately due and  payable to Holder  automatically  and  without  further  action or notice on the part of Holder,  on the date that is the fourth  (4th) annual anniversary of the date of the Closing of the Investment  Agreement between

     Accentia and BioVest (the "Maturity Date").


3.   Prepayment. All payments due under this Note shall be made by check payable to HOLDER.  The  Company,  at its option,  may prepay this Note at any time upon  thirty  (30)  days  notice  in whole or in part  without  premium  or penalty,  subject to HOLDER's  right to convert the sums due  hereunder  to equity as set forth in paragraph (5) herein.


4.   Collateral.  (a) In order to secure (i) the due and punctual payment of all monetary obligations  hereunder of the Company to Holder and any reasonable costs and  expenses  (including,  but not  limited  to,  all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual  payment of any costs and expenses  incurred in connection with the  realization  of the security of which this Note  provides and any reasonable  costs and  expenses  (including,  but not limited to, all legal fees and expenses)  incurred in connection  with any  proceedings  to which this Note may give rise (collectively referred to herein as "Liabilities"),

     the Company hereby transfers,  assigns, grants, bestows, sells, conveys and pledges to Holder a first priority  security interest in

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

     the  Collateral (as  hereinafter  defined),  which security  interest shall remain in full force and  effect  until all of the  Liabilities  shall have been paid in full to Holder.

     (b) For purposes of this Note, "Collateral" shall mean all of the Company's right,  title and interest in and to all of its tangible  personal property and intangible property (including,  without limitation, the Company's cash on hand,  contract rights,  securities,  accounts  receivables,  equipment,

     inventory, trademarks, copyrights and other intellectual property, wherever

     located;   BUT  EXCLUDING:   (i)  the  Company's  rights  in  that  certain

     Cooperative  Research and Development  Agreement for  Non-Hodgkin  Lymphoma

     Therapeutic  Cancer  Vaccine  between the Company and the  National  Cancer

     Institute (as hereafter amended and  supplemented),  (ii) and the Company's rights arising from and relating to Non-Hodgkin Lymphoma Therapeutic Cancer

     Vaccine,  and  (iii)  the  Company's  grant  receivable  from the  National

     Institutes of Health; in each case, (x) whether tangible or intangible; (y)

     all and any proceeds  from any sale,  lease,  license or other  disposition thereof, and (z) all proceeds and products thereof).


     (c) The Company hereby grants Holder a limited power of attorney to prepare and file  appropriate  UCC-1  financing  statements  (as secured  party) in appropriate jurisdictions to evidence and publish the liens created by this

     Note.

(d)  Except as contemplated by this Note and except as specifically set forth in the immediately  following proviso, the Company shall not encumber or grant a security  interest in any of the  Collateral  without  the prior  written consent  of  Holder  and,  other  than the grant of the  security  interest contemplated  hereby,  the Collateral  pledged by the

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     Company  hereunder  is,  and will be,  owned by Maker free and clear of all liens and encumbrances; provided that, by Holder's acceptance of this Note,

     Holder hereby agrees that the indebtedness  evidenced by this Note (and the security interest granted and lien created hereby) shall be subordinated in right of payment to all existing  secured debts of the Company  outstanding on the date of issuance of this Note, plus payment in full in cash of up to

     $5,000,000  aggregate  principal  amount of  indebtedness  to third parties

     (other than Accentia,  Inc.  and/or its  affiliates)  and accrued  interest thereon  as may be  outstanding  from time to time  after  the date  hereof

     ("Senior Debt").  Such terms of subordination shall be the terms reasonably requested  by  the  lender(s)  of  such  Senior  Debt  and,  in  connection therewith,  Holder shall execute and deliver such  subordination  agreement and/or intercreditor

     agreement as may be requested by such lender of Senior Debt.

5.   Option to Convert To Equity. (a) At any time prior to the Maturity Date, or prior to payment of the  outstanding  sums due under this Note,  HOLDER may elect to convert the outstanding  balance due, including accrued and unpaid interest, into either:

     (i)  Common Stock of the Company,  which is restricted as to transfer under state and federal  securities  laws, at the rate of $0.50 per share of

          Company  Common  Stock.  The number of shares of Company  Common Stock issuable upon conversion of this Note and the above  conversion  price shall be subject to adjustment  as follows:  In case the Company shall

          (A) pay a dividend in Company Common Stock or make a  distribution  in

          Company  Common Stock,  (B) subdivide its  outstanding  Company Common

          Stock, (C) combine its outstanding Company

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

          Common Stock into a smaller  number of shares of Company Common Stock,

          or (D)  issue  by  reclassification  of  Company  Common  Stock  other securities of the Company, then the conversion price and the number of shares of Company Common Stock  issuable open  conversion of this Note immediately  prior thereto shall be  proportionately  adjusted so that the Holder  shall be entitled to receive the kind and number of shares or other  securities of the Company which it would have owned or would have been entitled to receive  immediately  after the happening of any of the  events  described  above had this Note been  converted  at the conversion price in effect  immediately prior to the happening of such event or any record date with  respect  thereto  and where  adjustment

          made  pursuant  to  this  Section   5(a)(i)  shall  become   effective

          immediately  after the effective date of such event retroactive to the record date,  if any, for such event.  For the purpose of this Section

          5(a)(i),  the term "Company  Common Stock" shall mean (i) the class of stock  designated  as the Common  Stock of the  Company at the date of this Note, or (ii) any other class of stock  resulting from successive changes or reclassifications of such Common Stock consisting solely of changes  in par value,  or from par value to no par value,  or from no par value to par value; OR

     (ii) Common Stock of Accentia,  Inc., a Florida  corporation  ("Accentia"),


          which is restricted as to transfer under state and federal  securities laws,  equal to the Principal and accrued and unpaid interest  thereon being converted based upon the following  Accentia Common Stock value:

          (A) if  Accentia's  Common  Stock is publicly  traded,  the value of a share of Accentia  Common  Stock  shall be an amount  equal to the IPO offering price thereof,  before  discount or commission,  as


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

          stated in the final  prospectus  for  Accentia  Common Stock or in the alternative or (B) if Accentia's Common Stock is not publicly trading,

          the value of a share of Accentia  Common Stock shall be  determined by appraisal  by an  independent  nationally  recognized  valuation  firm selected  by the  Board  of  Directors  of  Accentia.  Such  appraisal determination  shall be set  forth in  reasonable  detail in a written notice to Holder and, absent manifest error or fraud, shall be binding on Accentia and Holder; provided,  however, that the Holder shall have the right to object to such  determination by providing written notice

          (the "Objection  Notice") to Accentia within five (5) business days of

          Holder's  receipt  of  such  written  notice  of  such  determination.

          Provided  Holder  delivers the  Objection  Notice within such five (5)

          business  day  period,  then,  within  a  further  period  of ten (10)

          business days (the "Settlement  Period"),  Accentia and Holder and, if

          desired,  their  accountants will attempt to resolve in good faith any disputed  items and reach a written  agreement  with respect  thereto.

          Failing  such  resolution,  the  unresolved  disputed  items  will  be referred for final  binding  resolution to an  independent  nationally recognized firm of certified  public  accountants (the "Sole Arbiter")

          mutually  acceptable to Accentia,  on the one hand, and Holder, on the other hand. In the event that Accentia and Holder are unable to select the Sole Arbiter  within five (5) business  days  following the end of the Settlement Period,  then each of Accentia and Holder shall have an additional  five (5)  business  days to select  (and  provide  written notice  of such  selection  to the  other) an  independent  nationally recognized firm of certified public accountants.  Each such firm shall be referred  to,  respectively,  as the "First  Arbiter"  (selected by

          Accentia) and the "Second  Arbiter"  (selected by Holder).  Within ten

          (10)  business  days  following the


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          selection  of the First  Arbiter  and the  Second  Arbiter,  the First

          Arbiter  and the Second  Arbiter  shall  select (and  provide  written notice to Accentia and Holder of such  selection) a third  independent nationally recognized firm of certified public accountants (the "Third

          Arbiter").  For purposes of this  Agreement,  the "Arbiter" shall mean

          (1) the Sole  Arbiter  or (2) in the case  that  Accentia  and  Holder cannot agree upon the Sole Arbiter, the First Arbiter,  Second Arbiter and Third  Arbiter  collectively;  provided  that if either  Holder or

          Accentia  fails to select the First  Arbiter  or the  Second  Arbiter,

          respectively,  then the Sole Arbiter (and thus the "Arbiter") shall be deemed to be the First Arbiter in the case where Holder failed to make the selection and the Second Arbiter in the case where Accentia failed to make the  selection.  In the case where the  Arbiter  consists of a

          First Arbiter,  Second  Arbiter and Third  Arbiter,  the decision of a majority of the First Arbiter,  Second Arbiter and Third Arbiter shall constitute  the  decision  of the  Arbiter  hereunder.  The  fees  and expenses of the Arbiter shall be borne by the non-prevailing party. In making such determination (the "Arbiter's Determination"), the Arbiter shall determine only those items in dispute and may not assign a value to any disputed  item  greater  than the  greatest  value for such sum claimed by either  party or less than the  lowest  value for such item claimed by either party. The Arbiter's  Determination  shall be (I) in writing,  (II) furnished to Accentia and Holder as soon as practicable after the items in dispute  have been  referred to the Arbiter (but in no event later than ten (10) business days after such referral), (III)

          made in  accordance  with  generally  accepted  accounting  principles consistently  applied, and (IV)  non-appealable.  The number of shares

          Accentia  Common Stock issuable open  conversion of this Note shall be subject to

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

          adjustment as follows:  In case  Accentia  shall (w) pay a dividend in

          Accentia Common Stock or make a distribution in Accentia Common Stock,

          (x) subdivide its outstanding  Accentia Common Stock,  (y) combine its outstanding  Accentia  Common Stock into a smaller number of shares of

          Accentia  Common Stock, or (z) issue by  reclassification  of Accentia

          Common Stock other  securities of Accentia,  then the conversion price and the  number  of  shares  issuable  open  conversion  of this  Note immediately  prior thereto shall be  proportionately  adjusted so that the Holder  shall be entitled to receive the kind and number of shares or other  securities  of  Accentia  which it would have owned or would have been entitled to receive  immediately  after the happening of any of the  events  described  above  had this Note  been  converted  been exercised at the conversion price  immediately  prior to the happening of such event or any record date with respect thereto.  Any adjustment

          made  pursuant  to  this  Section   5(a)(ii)  shall  become  effective

          immediately  after the effective date of such event retroactive to the record date,  if any, for such event.  For the purpose of this Section

          5(a)(ii),  the term "Accentia  Common Stock" shall mean (xx) the class of stock  designated  as the Common  Stock of  Accentia at the date of this Note, or (yy) any other class of stock  resulting from successive changes or reclassifications of such Common Stock consisting solely of changes  in par value,  or from par value to no par value,  or from no par value to par value.

     (b)  Such exercise shall be made by irrevocable written notice (accompanied with this Note),  addressed to the Company at its Executive Offices at

          8500 Evergreen  Blvd.

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          Minneapolis MN 55433 with notice to Accentia at its Executive  Offices at 5310 Cypress Center Drive, Suite 101, Tampa, Florida 33609.

6.   Miscellaneous.  Notwithstanding any provision herein or in any documents or instrument  now or hereafter  securing this Note,  the total  liability for payments  in the nature of  interest  shall not exceed the limits now or at any time in the future imposed by the  applicable  laws of the State of New

     York. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements  entered into and to be performed entirely within such State. Andrews Alexander Wise & Co. (AAW)

     has been  granted  compensation  in the form of the  repricing  of  certain

     Warrants  previously  issued to AAW for its efforts in assisting BioVest in informing  Noteholders  of  their  rights  to elect  to  restructure  their investment to accept this form of Promissory Note.





     IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

                          BIOVEST INTERNATIONAL, INC.

                          By:
                             ---------------------------------------------------
                          Name:
                                            ------------------------------------
                          Title:
                                ------------------------------------------------


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

                          ACCENTIA, INC. (solely with respect to Sections

                          6(a)(ii) and 7 above)

                          By:
                               -------------------------------------------------
                          Name:
                          Title:

                          ------------------------------------------------------
                          Othon Mourkakos, Holder



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